UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 4, 2010
LNB BANCORP, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-13203	34-1406303

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

457 Broadway, Lorain, Ohio	44052-1769

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 244-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 7.01. Regulation FD Disclosure.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-10.1
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5

Item 1.01.	Entry into a Material Definitive Agreement.
     On August 4, 2010, LNB Bancorp, Inc. (the “Company”) entered into a privately-negotiated agreement (the “Exchange Agreement”) with EJF Debt Opportunities Master Fund, LP and LAM Financial Holdings LTD, LLP (the “Sellers”) to purchase up to $2.125 million aggregate principal amount of trust originated floating rate preferred securities (the “Floating Rate Trust Securities”) issued by LNB Trust I, an affiliated Delaware trust (“LNB Trust I”), and up to $2.125 million aggregate principal amount of trust originated fixed rate preferred securities (the “Fixed Rate Trust Securities” and together with the Floating Rate Trust Securities, the “Trust Securities”) issued by LNB Trust II, an affiliated Delaware trust (“LNB Trust II”), held by the Sellers. Purchases of the Trust Securities, if completed, may be consummated in one or more transactions on such date or dates and in such amounts of Trust Securities as specified by the Sellers under the terms of the Exchange Agreement. The purchase price of the Trust Securities will equal 48% of the face amount of the Trust Securities and will be paid for in common shares of the Company (“Common Shares”) in an amount determined based on the greater of the average of the dollar volume-weighted average prices per share of the Common Shares for each of the five consecutive trading days ending on and including the second trading day immediately preceding the date of purchase and 90% of the market price of the Common Shares (as defined in the Exchange Agreement) on the trading day immediately preceding the date of purchase. The Company will also deliver cash to the Sellers in an amount equal to the accrued and unpaid distributions due on the Trust Securities. Under the terms of the Exchange Agreement, in no event will the aggregate number of Common Shares issuable by the Company pursuant to the agreement exceed 525,000 Common Shares (subject to adjustment in the event of a stock split, stock dividend or other similar event).
     The issuance of the Common Shares to the Sellers in exchange for the Trust Securities to be made by the Company under the Exchange Agreement will be made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) thereunder on the basis that the transaction will constitute an exchange with an existing holder of the Company’s securities and no commission or other remuneration outside the consideration under the Exchange Agreement will be paid or given directly or indirectly to any party for soliciting such exchange.
     The foregoing summary of the terms of the Exchange Agreement is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02.

Item 7.01.	Regulation FD Disclosure.
     On August 5, 2010, the Company issued a press release announcing the Exchange Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 8.01.	Other Events.
     The Company has entered into the following documentation amending the terms and conditions of the governing documents of LNB Trust I, LNB Trust II and the Trust Securities (collectively, the “Amendments”):

Trust	Document
LNB Trust I	Amendment No. 1 to Amended and Restated Declaration of Trust of LNB Trust I, dated as of August 4, 2010

First Supplemental Indenture, dated as of August 4, 2010, between the Company and Wells Fargo Bank, National Association

LNB Trust II	Amendment No. 1 to Amended and Restated Declaration of Trust of LNB Trust II, dated as of August 4, 2010

First Supplemental Indenture, dated as of August 4, 2010, between the Company and Wells Fargo Bank, National Association
     The Amendments are intended to facilitate the retirement of Trust Securities purchased by the Company in connection with the Exchange Agreement. Copies of the Amendments are filed as Exhibits 99.2, 99.3, 99.4 and 99.5 of this Current Report on Form 8-K and are incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Exchange Agreement, dated as of August 4, 2010.
99.1	Press Release, dated as of August 5, 2010.
99.2	Amendment No. 1 to Amended and Restated Declaration of Trust of LNB Trust I, dated as of August 4, 2010.
99.3	First Supplemental Indenture, dated as of August 4, 2010, between the Company and Wells Fargo Bank, National Association.

Exhibit No.	Description
99.4	Amendment No. 1 to Amended and Restated Declaration of Trust of LNB Trust II, dated as of August 4, 2010.
99.5	First Supplemental Indenture, dated as of August 4, 2010, between the Company and Wells Fargo Bank, National Association.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC. (Registrant)
Date: August 6, 2010	By:	/s/ Gary J. Elek
Gary J. Elek
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Exchange Agreement, dated as of August 4, 2010.
99.1	Press Release, dated as of August 5, 2010.
99.2	Amendment No. 1 to Amended and Restated Declaration of Trust of LNB Trust I, dated as of August 4, 2010.
99.3	First Supplemental Indenture, dated as of August 4, 2010, between the Company and Wells Fargo Bank, National Association.
99.4	Amendment No. 1 to Amended and Restated Declaration of Trust of LNB Trust II, dated as of August 4, 2010.
99.5	First Supplemental Indenture, dated as of August 4, 2010, between the Company and Wells Fargo Bank, National Association.